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                               EXHIBIT NO. 10(e)

                         Material Sciences Corporation
                     1985 Stock Option Plan for Directors
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                         MATERIAL SCIENCES CORPORATION
                            1985 STOCK OPTION PLAN
                                 FOR DIRECTORS

          1. Purpose. The purpose of this Stock Option Plan (the "Plan") is to provide incentives to certain directors of Material Sciences Corporation (the "Company") through rewards based upon the ownership and performance of the common stock of the Company. Toward that end, the Board of Directors of the Company (the "Board") may grant options to purchase shares of common stock of the Company to directors of the Company who are not officers or employees of the Company or its subsidiaries, on terms and conditions not inconsistent with the Plan.

          2. Limitations On Options To Be Granted and Shares To Be Issued. The total number of shares of common stock, par value $.02 per share, which may be issued pursuant to all grants and awards made under the Plan, the Material Sciences Corporation 1991 Stock Option Plan for Directors (the "1991 Directors' Plan") or the Material Sciences Corporation 1985 Stock Option Plan for Key Employees, adopted on February 26, 1985 (the "Key Employees' Plan"), or purchased under the Material Sciences Corporation Employee Stock Purchase Plan, shall not exceed 750,000 (subject to adjustment as provided in Section 8 hereof or in such other Plans). Shares of common stock which are covered by an option granted pursuant to the Plan, the 1991 Directors' Plan or the Key Employees' Plan that expires or is otherwise terminated prior to its exercise shall again be available for the grant of new options under the Plan, except as provided in
Section 7 of the Key Employees' Plan in connection with the exercise of stock appreciation rights.

          The total number of shares of common stock subject to options granted to an Optionee under the Plan shall not exceed 15,000.

          Shares of common stock issued under the Plan may be authorized and unissued shares of common stock, treasury stock or a combination thereof.

          3. Terms of Options. Each option granted under the Plan shall be evidenced by a written agreement between the Company and the Optionee. Each option shall be exercisable immediately in full. The per share option price shall be specified in the option agreement and shall be 75 percent of the fair market value of a share of common stock of the Company on the date the option is granted. An option issued pursuant to the Plan shall in no event be exercisable for more than five years and ten days after the date of grant. Subject to such limitation, an Optionee may exercise options granted under the Plan for a period of three months following the time the Optionee ceases to be a director of the Company (12 months if he ceases to be a director due to total and permanent disability) to the same extent that the Optionee might have exercised such option at the time he ceased to be a director, provided that to the extent provided in Section 5 hereof the Company shall not be required to issue shares pursuant to an exercise of an option after the Optionee ceases to be a director of the Company. Options shall not be transferable, except that options maybe exercised by the executor, administrator or personal representative of a deceased Optionee for a period of not longer than one year after the death of such Optionee at such time and to such extent that the Optionee had he lived would have been entitled to exercise such option.
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          4.   Exercise of Options.  Subject to the terms of the option
agreement, options granted pursuant to the Plan may be exercised from time to time in whole or in part. Each exercise of an option shall be accomplished by giving written notice of such exercise to the Treasurer of the Company, specifying the number of shares to be purchased and accompanied by payment in full of the purchase price therefor. Payment for the options exercised shall be either in (i) cash or check, bank draft or money order to of Material Sciences Corporation (collectively, "cash"), or (ii) with the consent of the Board, shares of common stock of the Company (valued as of the date of the notice of exercise) with a value equal to or less than the total option price, plus cash in the amount, if any, by which the total option price exceeds the value of such shares of common stock. Payment for shares with respect to options exercised for cash shall be delivered with the notice specifying the number of shares being purchased. Payment for shares with respect to options exercised for Company stock and cash, if any, shall be delivered to the Treasurer of the Company not later than the end of the third business day after the exercise date. In the case of payment in stock, such payment shall be made by delivery of the necessary share certificates, with executed stock powers attached, to the Treasurer of the Company or, if such certificates have not yet been delivered to the Optionee, by written notice to the Treasurer of the Company requesting that the shares represented by such certificates be applied toward payment as hereinabove provided.

          5. Repurchase of Shares on Termination of Directorship or Change of Control and Restrictions on Shares. In addition to any restrictions on the common stock of the Company contained in the Company's By-laws, shares issued upon exercise of options under the Plan shall not be sold, transferred, assigned, pledged, or otherwise encumbered, except by will or by the laws of descent and distribution, without the prior written consent of the Board, at a time at which they are (1) subject either to the Company's right to repurchase the shares or to a requirement that the Company repurchase such shares, as set forth in this Section 5 (collectively the "Right of Repurchase"), or to other restrictions on disposition of the shares as the Board shall impose pursuant to the terms of the option agreement or (2) pledged as collateral for any loan from the Company.

          If an Optionee ceases to be a director of the Company within five years after a grant of an option to the Optionee under the Plan, or if such Optionee attempts to dispose of shares issued upon exercise of such options other than as allowed under the Plan, the Company shall have the right in its sole discretion to repurchase from such Optionee at the option price a number of the shares issued pursuant to such grant up to but not exceeding the number of shares originally subject to such grant multiplied by the percentage set forth in the following table which corresponds to the number of years since such grant:

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                                                    Number of Shares
                                                   Subject to Repurchase
          Number of Years Since                     as a Percentage of
              Grant of Option                      Shares Subject to Grant
          ----------------------                   -----------------------

               0  to  1 ................................... 100%
               1  to  2 ...................................  80%
               2  to  3 ...................................  60%
               3  to  4 ...................................  40%
               4  to  5 ...................................  20%

In the event of (i) a merger in which the Company is not the continuing or surviving entity (or a reverse or reverse subsidiary merger or consolidation in which the Company is, in effect, acquired by another corporation), other than a merger which effects only a change in the jurisdiction of incorporation of the Company, (ii) an acquisition of all or substantially all of the Company's assets by another entity which then conducts the business of the Company, or (iii) a transfer of more than 50% of the voting power of the Company in one transaction or a series of related transactions (each of which events shall hereinafter be called a "major corporate transaction"), the Company or its successor shall purchase from the Optionee or his personal representative, as the case may be, at the option price, as of the effective date of the major corporate transaction or as soon as practicable thereafter, the number of shares of common stock of the Company which would have been subject to the Right of Repurchase if the Optionee had ceased to be a director of the Company on such effective date. If the Right of Repurchase arises with respect to a share of common stock as a result of a major corporate transaction, it shall remain in effect until such share is repurchased in accordance with the terms of the Plan.

          The Right of Repurchase shall be determined separately for each separate grant of options to such Optionee and may be exercised by the Company by means of a refusal after a major corporate transaction or after the Optionee ceases to be a director of the Company to issue shares which would have been subject to the Right of Repurchase on the date of such major corporate transaction or the date the Optionee ceased to be a director of the Company if such shares had been purchased by exercise of the option prior to such date.
The Company may assign the Right of Repurchase arising under this Section 5 with respect to any share of common stock to any party. Each option agreement shall provide for enforcement of the restrictions and the Right of Repurchase set forth in this Section 5. In aid of such enforcement, the Optionee shall, immediately upon receipt of the certificate or certificates for shares issued pursuant to exercise of options issued under the Plan deposit such certificate or certificates together with a stock power or other instrument of transfer, appropriately endorsed in blank, in escrow under a deposit agreement containing such terms and conditions as the Board shall approve with an escrow agent designated pursuant to such agreement, the expenses of such escrow to be borne by the Company.

          The Right of Repurchase shall be exercised by (1) written notice to such escrow agent and to the owner of the shares being repurchased (a) within 30 days after the time that the Optionee

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ceases to be a director of the Company or the time that the Company receives written notice from the Director of the proposed transfer or sale of shares or
(b) within 30 days before or as soon as practicable after the effective date of a major corporate transaction, and (2) payment by the Company to the Optionee or his legal representative of the amount due pursuant to such exercise of the Right of Repurchase, provided that notice of exercise of the Right of Repurchase by means of a refusal to issue shares pursuant to options outstanding at the time of a major corporate transaction or the time that the Optionee ceases to be a director of the Company may be made within 30 days after the Company's receipt of written notice of the exercise of such options from the Optionee. Payment for repurchase of such shares may be made by cancellation of a corresponding amount of any note given to the Company by the Optionee or, in the event the outstanding balance of such note is equal to the amount of the payment, by returning such note to the Optionee or his legal representative. The Optionee whose shares are repurchased shall forthwith return such shares to the Company. The terms and conditions of this Section 5 shall be binding on the heirs, executors or personal representatives of the Optionee, as the case may be.

          6. Necessary Approvals. Each option granted under the Plan shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that either the consent or approval of any governmental authority or the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares under such option, such option may not be exercised in whole or in part and shares thereunder may not be delivered, as the case may be, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Any option may be exercised only in accordance with the provisions of all applicable law.

          7. Administration of the Plan. The Board shall, within the limits of the Plan, select directors of the Company for participation and determine the number of shares to be subject to option, the time and conditions of exercise of options, and all other terms and conditions of the options not specified in the Plan. The Board shall interpret the Plan and any option agreements entered into pursuant to the Plan. The Board may establish rules and regulations not inconsistent with the Plan for the administration of the Plan. All such rules, regulations and interpretations relating to the Plan adopted by the Board shall be conclusive and binding on all parties.

          8. Adjustments for Changes in Capitalization or Corporate Reorganizations. Appropriate adjustments shall be made by the Board in the maximum number and kind of shares to be issued under the Plan to give effect to any stock splits, stock dividends and other relevant changes in capitalization occurring after the effective date of the Plan. If the Company shall effect a merger, consolidation or other reorganization (other than a major corporate transaction described in Section 5 hereof, to which this Section 8 shall have no application), pursuant to which the outstanding shares of common stock of the Company shall be exchanged for other shares or securities of the Company or of another corporation which is a party to such merger, consolidation or other reorganization, the Company shall provide in any agreement or plan which it enters into or adopts to effect any such merger, consolidation or other reorganization that (1) any holder of restricted shares of the Company

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issued pursuant to the Plan shall receive in such transaction with respect to such shares subject to substantially the same restrictions on transferability as apply to such restricted shares, the kind and number of shares or other securities of the Company or such other corporation which are issuable to the owner of a like number of unrestricted shares of the Company, and (2) any Optionee under the Plan shall have the right to purchase, at the aggregate option price provided for in his option agreement and on the same terms and conditions, the kind and number of shares or other securities of the Company or such other corporation which would have been issuable to him in respect of the number of shares of common stock of the Company which were subject to such option immediately prior to the effective date of such merger, consolidation or other reorganization if such shares had been then owned by him.

          Any adjustment required as a result of the foregoing provisions of this Section 8 shall be effected in such manner that the difference between the aggregate fair market value of the shares or other securities subject to the option immediately after giving effect to such adjustment and the aggregate option price of such shares or other securities shall be substantially equal to (but shall not be more than) the difference between the aggregate fair market value of the shares subject to such option immediately prior to such adjustment and the aggregate option price of such shares. Any adjustments made under this
Section 8 shall be determined by the Board.

          9. Effective Date and Term of Plan. The Plan shall be submitted to the Board for approval at the meeting scheduled to be held on February 26, 1985, and if approved shall become effective on that date, provided, however, that the Plan shall cease to be effective and any options granted hereunder shall become null and void if the Plan is not approved by the Company's shareholders before February 26, 1986. The Plan shall terminate ten years after it becomes effective unless terminated prior thereto by action of the Board. No further grants shall be made under the Plan after termination, but termination shall not affect the right of any participant under any grants made prior to termination.

          10. Amendments. The Plan may be terminated or amended in any respect by the Board, provided that no amendment may be made without the approval of the Company's shareholders if such amendment would increase the maximum number of shares available for issuance under the Plan, change the maximum number of shares that may be subject to options granted to any Optionee under the Plan, change the designation of persons eligible to receive options under the Plan, change the purchase price at which shares may be sold pursuant to options granted under the Plan, or change the rights or obligations of the Company with respect to the Right of Repurchase.

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